EXHIBIT 10.9

                                                                         COMPANY

                               SECURITY AGREEMENT

               THIS SECURITY AGREEMENT (this "SECURITY AGREEMENT") dated as of July 1, 1996 is between TPC FINANCE CORP., a Texas corporation to be merged into TEXAS PETROCHEMICALS CORPORATION, a Texas corporation with an office at 8600 Park Place Boulevard, Houston, Texas 77017 (collectively referred to as the "DEBTOR"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, the "AGENT") for the benefit of the Agent and the lenders (the "LENDERS") party to the Credit Agreement (as defined below).

                                     PRELIMINARY STATEMENT

               The Lenders, the Agent and ABN AMRO North America, Inc. as agent for ABN AMRO Bank N.V. and The Bank of Nova Scotia, as co-documentation agents, and the Debtor have entered into a Credit Agreement dated this date (said Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, the "CREDIT AGREEMENT") pursuant to which the Lenders commit to make available to the Debtor (a) revolving credit loans of up to $40,000,000.00, including swing line loans and the issuance of letters of credit, (b) a term loan of up to $85,000,000.00, (c) a second term loan of up to $45,000,000.00 and
(d) a third term loan of up to $10,000,000.00. It is a condition precedent to the obligation of the Lenders to make the Loans to the Debtor that the Debtor shall have granted the security interest contemplated by this Security Agreement.

               NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans to the Debtor under the Credit Agreement, the Debtor hereby agrees as follows:

               SECTION  1.   DEFINED TERMS.

               (a) Each capitalized term used herein and not otherwise defined shall have the meaning for such term as defined in the Credit Agreement.

               (b) The term "FEEDSTOCK" means the petrochemicals used by the Debtor to manufacture Product, including crude butadiene, isobutane, methanol and any other petrochemical or other substances used for the production of Products.

               (c) The term "PIPELINE" means the pipelines owned or operated by the Debtor for the gathering, transmission or distribution of any material, including, without limitation, Feedstock and/or Products.

               (d) The term "PRODUCT" means the petrochemical products manufactured by the Debtor including butadiene, methyl tertiary-butyl ether, n-butylenes (butene-1 and butene-2) and specialty isobutylenes.

               (e) The term "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Texas; PROVIDED that if by mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted pursuant to SECTION 2 hereof, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Security Agreement, in any Collateral is governed by the UCC as in effect in such other jurisdiction other than Texas, "UCC" means the UCC as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

               SECTION 2. GRANT OF SECURITY. The Debtor hereby grants to the Agent for the benefit of the Agent and the Lenders, a security interest in, all of the Debtor's right, title and interest in and to the following, whether presently held or hereafter acquired (the "COLLATERAL"):

               (a) (i) All accounts (as defined in the UCC) and (ii) (whether or not included in such definition), all receivables, accounts receivable, lease receivables, contract rights, chattel paper, drafts, acceptances, instruments, writings evidencing a monetary obligation or a security interest or a lease of goods, general intangibles and other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, lease receivables, chattel paper, drafts, acceptances, instruments, writings evidencing a monetary obligation or a security interest or a lease of goods, general intangibles or obligations (any and all of the foregoing in sub-clause (i) and (ii) being the "RECEIVABLES"); and

               (b) All inventory (as defined in the UCC) in all of its forms, wherever located, now or hereafter existing and whether acquired by purchase, merger or otherwise, and all Feedstock, all Product including all Product and all Feedstock located in any Pipeline, storage terminal, storage facility, barge, tank and tankcar and all raw materials, stores, tools, and work in process therefor, all finished goods, spare parts, service parts, and all materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing or production thereof, including (whether or not included in such UCC definition) goods in which the Debtor has an interest in mass or joint or other interest or right of any kind and goods which are returned to or repossessed by the Debtor, and all accessions thereto and products thereof and documents therefor (any and all of the foregoing being the "INVENTORY"); and

               (c) All general intangibles (as defined in the UCC), and (whether or not included in such definition) all inventions, processes, production methods, proprietary information and know-how; all intellectual property rights; all business records, books, files, ledgers, documents and correspondence, confidential and otherwise, including market information, sales aids, customer and supplier lists, files, records and data; all accounting information and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; all computer software (including all source codes), data rights, documentation and associated license, escrow, support, maintenance and software development agreements now or hereafter held pertaining to the operations of the Debtor's business; all licenses and sublicenses, including any of such which relate to computer software; all consents, permits, variances now or hereafter held by Debtor pertaining to operations or business now or hereafter conducted; all rights to receive return of deposits and trust payments; all rights to payment under letters of credit and similar agreements; all tax refunds; all proceeds of any insurance, indemnity, warranty or guaranty; and all causes of action, rights, claims and warranties (any and all of the foregoing being the "GENERAL INTANGIBLES"); and

               (d) All equipment (as defined in the UCC) and (whether or not included in such definition), all tangible personal property including all plant, terminal or facility equipment and other manufacturing and research items, computer hardware, all vehicles, goods, machinery, chattels, tools, dies, jigs, molds, parts, machine tools, furniture, furnishings, fixtures, and supplies, of every nature, wherever located, all additions, accessories and improvements thereto and substitutions therefor and all accessories, parts and equipment which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to, arise out of or relate to any real property owned or leased by the Debtor, together with all accessions thereto, and all rights under or arising out of present or future leases or contracts relating to the foregoing (any and all of the foregoing being the "EQUIPMENT"); and

               (e) Any motor vehicle, trailer or other vehicle required to be registered or licensed under the Texas Certificate of Title Act or any similar Law and as to which title thereto is evidenced by a certificate of title issued by a governmental authority (any and all of the foregoing being the "TITLED VEHICLES"); and

               (f) All rights in and to all permits, licenses, authorizations, approvals, product and establishment registrations and approvals, certificates of convenience or necessity franchises, immunities, easements, consents, grants, ordinances and other rights, in each case granted by any governmental authority pertaining to the operation of the business; and

               (g) All sales orders, sales contracts, purchase orders, purchase contracts, operating agreements, tolling agreements, service agreements, development agreements, consulting agreements, leases and other contract rights, including the Material Contracts and, to the extent they can lawfully be conveyed or assigned under express or implied warranties from providers of goods or services pertaining to the operation of the business (any and all of the foregoing being the "CONTRACTS"); and

               (h) All letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including all national and multinational statutory invention registrations, patents (including letters patent; patent registrations and patent applications and any other patents which may issue on such application) and each patent and patent application listed on
SCHEDULE I hereto and including all reissues, continuations or extensions thereof and all rights therein provided by law, multinational treaties or conventions (the "PATENTS"); and

               (i) All trademarks, trade names, service marks, trade dress, logos, including all good will associated therewith, whether or not registered, all registrations and recordings thereof, and all applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country throughout the world or any political subdivision thereof, including those listed on SCHEDULE II hereto and including all reissues, extensions or renewals thereof, and all written agreements granting any right to use any trademark or trademark registration and all rights therein provided by multinational treaties or conventions (the "TRADEMARKS"); and

               (j) All instruments, chattel paper or letters of credit (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, including all promissory notes held by the Debtor evidencing indebtedness owed by any Subsidiary or by the Parent (any and all of the foregoing being the "INSTRUMENTS"); and

               (k) All documents (as defined in the UCC) or other receipts covering, evidencing or presenting goods; and

               (l) All products and proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

               Notwithstanding the foregoing, the Collateral in which a security interest is granted under this Security Agreement specifically excludes the following to the extent same are presently in existence: (i) general intangibles and contract rights (including real property leases, but other than rights for the payment of money), in either case arising under written contracts which expressly prohibit assignment of such rights without the prior written consent of the other party thereto and for which such consent is required and has not been received by the Debtor, (ii) to the extent prohibited by applicable law, licenses and permits issued by any governmental authority or agency; provided such hypothecation under this Security Agreement would create a default under applicable law and (iii) the Other Assets.

               The inclusion of proceeds in this Security Agreement does not authorize the Debtor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.

               SECTION 3. SECURITY FOR OBLIGATIONS. This Security Agreement secures the prompt and complete (a) payment of all Obligations of the Debtor to the Agent and the Lenders now or hereafter existing under the Notes, the Credit Agreement and the other Loan Documents and (b) performance and observance of all covenants and conditions contained in the Credit Agreement, this Security Agreement and any other Loan Document, and in any case whether for principal, interest, fees, expenses or otherwise (all such Obligations, covenants and conditions described in the foregoing clauses (a) and (b) being hereinafter collectively referred to as the "SECURED OBLIGATIONS").

               SECTION 4. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein (and subject to any defenses thereto) to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by the Agent for the benefit of the Lenders of any of the rights hereunder shall not release the Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral solely by reason of this Security Agreement, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of the Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder in each case, solely by reason of this Security Agreement.

               SECTION 5. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants as follows:

               (a) Those locations specified on SCHEDULE III hereto or such other locations disclosed to the Agent after the date hereof constitute all of the locations at which there is located any Equipment and/or Inventory of the Debtor (other than rolling stock or Inventory in transit). The principal place of business and chief executive office of the Debtor and the office where the Debtor keeps its records concerning the Receivables, are located at the address specified in the introductory paragraph to this Security Agreement or at such other locations disclosed in writing to the Agent after the date hereof.

               (b) The Debtor owns the Collateral free and clear of any Lien, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except for protective filings under true leases, filings made in connection with SECTION 8.04 (G) of the Credit Agreement and such as may have been filed in favor of the Agent for the benefit of the Lenders relating to this Security Agreement.

               (c) This Security Agreement has been duly executed and delivered by the Debtor. Upon the filing of financing statements in the locations requested by the Secured Party and the filing of this Security Agreement in the United States Patent and Trademark Office, the security interests granted herein shall constitute valid and perfected security interests in the Collateral, subject only to Permitted Liens, to the extent such security interests can be perfected by such filings pursuant to the UCC and applicable U.S. trademark and patent laws.

               (d) No consent of, or notice to, any other Persons and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by the Debtor of the Lien granted hereby or for the execution, delivery or performance of this Security Agreement by the Debtor or (ii) for the perfection of the rights and remedies hereunder, other than the filing of financing statements and this Security Agreement as provided in (c) above.

               (e) Except as set forth in SCHEDULE IV hereto, the Debtor has exclusive possession and control of the Equipment and Inventory.

               (f) All information with respect to the Collateral and the obligors under the Receivables set forth in any Schedule hereto, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Agent or any Lender, taken as a whole, is, to the Debtor's knowledge, true, correct and complete in all material respects as of the date specified therein.

               SECTION 6. FURTHER ASSURANCES. (a) The Debtor agrees that from time to time, at the expense of the Debtor, the Debtor will promptly execute and deliver all further instruments and documents, and take all further action (including any filings with the United States Patent and Trademark Office or delivery of documents of title for the Titled Vehicles), that the Agent or the Majority Lenders may request as being necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent or any Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Debtor will: (i) mark conspicuously each chattel paper included in the Receivables and any Instrument related thereto and each of its records pertaining to the Collateral with a legend indicating that such document, Instrument or Collateral is subject to the security interest granted hereby; (ii) if any Receivable shall be evidenced by a promissory note or other Instrument deliver and pledge to the Agent for the benefit of the Lenders such note or Instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Agent may request as being necessary or desirable in order to perfect and preserve the security interests granted or purported to be granted hereby.

               (b) The Debtor hereby authorizes the Agent for the benefit of itself and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor, in each case where permitted by law. A carbon, photographic or other reproduction of any financing statement executed by the

Debtor covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

               (c) The Debtor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent or the Majority Lenders may reasonably request, all in reasonable detail.

               (d) The Debtor will promptly notify the Agent of any change of its name, corporate structure, federal employer identification number or the address of its principal place of business or chief executive office where its books and records are maintained.

               (e) The Debtor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral, at the location or locations therefor specified in SECTION 5(A) or, upon 30 days' prior written notice (or such other notice acceptable to the Agent) to the Agent, at such other locations in a jurisdiction where all action required by SECTION 6 shall have been taken with respect to the Collateral. The Debtor will hold and preserve such records and will upon reasonable notice permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records.

               (f) Except as otherwise provided in this subsection (f), the Debtor shall continue to collect, at its own expense, all amounts due or to become due the Debtor under the Receivables. In connection with such collections, the Debtor may take (and, upon the occurrence and continuance of an Event of Default at the Agent's direction, shall take) such action as the Debtor or the Agent may deem necessary or advisable to enforce collection of the Receivables; PROVIDED, that the Agent for the benefit of itself and the Lenders shall have the right at any time during the existence of an Event of Default, upon written notice to the Debtor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent for the benefit of itself and the Lenders and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor thereunder directly to the Agent and, upon such notification and at the expense of the Debtor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Debtor might have done. After receipt by the Debtor of the notice from the Agent referred to in the PROVISO to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Debtor in respect of the Receivables shall be received in trust for the Agent for the benefit of itself and the Lenders hereunder, shall be segregated from other funds of the Debtor and shall be forthwith paid over to the Agent for the benefit of itself and the Lenders in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Debtor so long as no Event of Default shall be continuing or (B) if any Event of Default shall be continuing, applied as provided in SECTION 12 (B), and (ii) the Debtor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, except with the prior written consent of the Agent.

               (g) The Debtor shall keep the Equipment and Inventory (other than such Inventory sold in the ordinary course of business or Inventory in transit) at the places therefor specified in SECTION 5(A) or, upon at least 30 days' prior written notice (or such other notice acceptable to the Agent) to the Agent, at such other places in jurisdictions where all action required by
SECTION 6 shall have been taken with respect to such Equipment and Inventory.

               (h) The Debtor shall promptly upon request furnish to the Agent a statement respecting any material loss or damage to any of the Equipment, Inventory or Titled Vehicles and will permit the Agent to inspect the Collateral upon reasonable notice during normal business hours.

               SECTION 7. INSURANCE. The Debtor shall, at its own expense, maintain insurance as required by the Credit Agreement.

               SECTION 8. TRANSFERS AND OTHER LIENS. The Debtor shall not: (a) sell, assign (by agreement, operation of law or otherwise) or otherwise dispose of any of the Collateral (other than in the ordinary course of business or as permitted by the Credit Agreement) or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens.

               SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT. The Debtor hereby irrevocably appoints the Agent for the benefit of the Lenders the Debtor's attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, from time to time during the existence of an Event of Default in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

               (a) to obtain insurance required to be paid pursuant to SECTION 7 herein,

               (b) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

               (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above,

               (d) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent for the benefit of the Lenders with respect to any of the Collateral, and

               (e) to sell, transfer, assign, or otherwise deal in or with the Collateral or the proceeds or avails thereof, as provided herein and subject to applicable law, as fully and effectually as if the Agent were the absolute owner thereof provided, that the Agent shall give the Debtor not less than ten (10) days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Debtor agrees that such notice constitutes "reasonable notification" within the meaning of ss. 9.504(c) of the UCC.

               SECTION 10. AGENT MAY PERFORM. If the Debtor fails to perform any agreement contained herein, the Agent may itself, during the existence of an Event of Default, perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by such Debtor under SECTION 11.04 of the Credit Agreement.

               SECTION 11. THE AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any Collateral.

               SECTION 12. REMEDIES. If any Event of Default shall have occurred and be continuing:

               (a) The Agent for the benefit of itself and the Lenders may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and the Agent may also (i) require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii), without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lenders' offices or elsewhere, for cash or on credit, and upon such other terms as may be commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification thereof. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               (b) Any cash received by the Agent shall be applied pro rata by the Lenders against the Obligations, and if no Obligations are outstanding, such cash may be held by the Agent for the benefit of itself and the Lenders as Collateral and all cash proceeds received by the Agent for the benefit of itself and the Lenders in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may be held by the Agent as collateral for, and/or then or at any time thereafter applied pro rata (after payment of any amounts payable to the Agent for the benefit of itself and the Lenders pursuant to SECTION 11.04 of the Credit Agreement) in whole or in part by the Lenders against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus.

               SECTION 13. AMENDMENTS. No amendment or waiver of any provision of this Security Agreement, nor consent to any departure by the Debtor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Debtor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 14. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and addressed to the Debtor at the address at the beginning of this Security Agreement and to any party to the Credit Agreement at the address provided for such party in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms SECTION 11.02 of the Credit Agreement.

               SECTION 15. TERMINATION; REINSTATEMENT. (a) The Debtor agrees that this Security Agreement and the Liens granted hereunder shall terminate when, but only when, all Secured Obligations have been fully paid and performed and the Commitments have expired or been terminated. At any time thereafter upon the Debtor's request the Agent shall promptly reassign and redeliver, including the termination of any financing statements (or cause to be reassigned and redelivered) to the Debtor, or to such Person or Persons as the Debtor shall designate in writing, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent for the benefit of itself and the Lenders pursuant to the terms hereof and shall still be held by it hereunder. Any such reassignment shall be without recourse upon, or representation or warranty by, the Agent (other than that the Agent for the benefit of itself and the Lenders has not sold, encumbered or otherwise transferred any interest in the Collateral except as provided in this Security Agreement) and shall be at the sole cost and expense of the Debtor.

               (b) This Security Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any other Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent or such other Lender upon the filing of any bankruptcy proceeding by or of the Debtor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Debtor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

               SECTION 16. WAIVER OF MARSHALLING. All rights of marshalling of assets of the Debtor, including any such right with respect to the Collateral, are hereby waived by the Debtor.

               SECTION 17. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

               SECTION 18. SEPARABILITY. Should any clause, sentence, paragraph, subsection or Section of this Security Agreement be judicially declared to be invalid, unenforceable or void, such declaration will not have the effect of invalidating or voiding the remainder of this Security Agreement, and the parties hereto agree that the part or parts of this Security Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

               SECTION 19. NO WAIVER; REMEDIES. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

               SECTION 20. PARTIAL RELEASE OF SECURITY INTEREST. Upon the request of the Debtor in connection with any sale, transfer or other disposition of property or assets permitted hereunder or under the Credit Agreement, so long as no Default or Event of Default has occurred and is continuing, the Agent shall execute and deliver to the Debtor duly executed releases or partial releases, as applicable, of any security interest it may have in such property or assets, in form and substance reasonably satisfactory to the Agent and the Debtor.

               SECTION 21. CONTINUING SECURITY INTEREST. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Secured Obligations, (b) be binding upon the Debtor, its successors and assigns and (c) inure to the benefit of the Agent for the benefit of itself and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or a portion of its interests, rights and obligations under the Notes held by it pursuant to SECTION 11.10 of the Credit Agreement. Upon the payment in full of the Secured Obligations, the Lien granted hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination, the Agent will, at the Debtors' expense, promptly execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

               SECTION 22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Security Agreement or made in writing by or on behalf of the Debtor in connection herewith are true and correct in all material respects when made or deemed made and shall survive the execution and delivery of this Security Agreement until repayment of the Secured Obligations. Any investigation by the Agent or any Lender shall not diminish in any respect whatsoever its rights to rely on such representations and warranties.

               SECTION 23. GOVERNING LAW; TERMS. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular collateral are governed by the laws of a jurisdiction other than the State of Texas.

               SECTION 24. INCONSISTENCIES. In the event of any irreconcilable inconsistences between any provision of this Security Agreement and any provision of the Credit Agreement, the provisions of the Credit Agreement shall control.

               SECTION 25. INTERPRETATION.

               (a) In this Security Agreement, unless a clear contrary intention appears:

               (i) the singular number includes the plural number and VICE
VERSA;

               (ii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Security Agreement as a whole and not to any particular Article, Section or other subdivision;

               (iii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Security Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, PROVIDED that nothing in this clause (iii) is intended to authorize any assignment not otherwise permitted by this Security Agreement;

               (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

               (v) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

               (vi) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

               (vii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

               (viii) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

               (b) The Section headings herein are for convenience only and shall not affect the construction hereof.

               (c) No provision of this Security Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

               SECTION 26. SUBMISSION TO JURISDICTION. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, IN HARRIS COUNTY OR THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, THE DEBTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN
SECTION 14, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE DEBTOR IN ANY OTHER JURISDICTION.

               (B) THE DEBTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               SECTION 27. WAIVER OF JURY TRIAL. THE DEBTOR AND AGENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A
TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY

RIGHTS UNDER THIS SECURITY AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

               SECTION 28. FINAL AGREEMENT OF THE PARTIES. THIS SECURITY AGREEMENT (INCLUDING THE SCHEDULES HERETO), THE NOTES, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               IN WITNESS WHEREOF, the Debtor has caused this Security Agreement to be duly executed and delivered by its officer duly authorized as of the date first above written.

                                       TPC FINANCE CORP.


                                       By:
                                            Susan O. Rheney
                                            President

                                       TEXAS PETROCHEMICALS
                                       CORPORATION successor by
                                       merger to TPC Finance Corp.


                                       By:
                                            Claude E. Manning
                                            Vice President

                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                       As Agent


                                       By:
                                            Mary C. Arnold
                                            Vice President

                                   SCHEDULE I

                                     PATENTS

Description                      Country          Registration No.         Expiration Date

ISO-C4 Compound Reactions        United States    4,065,512                July 6, 1996
with Perfluorosulfonic Acid
Resin Catalysts

Calcium Oxide Modified           United States    4,083,884                July 19, 1996
Zinc

Fixed Bed Process for the        United States    4,087,471                May 20, 1997
Production of T-Butanol

Dimerization of Isobutene        United States    4,100,220                June 27, 1997

Method of Activating Zinc        United States    4,150,064                April 17, 1996
Ferrite Oxidative
Dehydrogenation Catalysts

Preparation of                   United States    4,152,358                May 1, 1996
Hydroferoxides by
Autoxidation

Apparatus and Method for the     United States    4,154,086                April 6, 1998
Discovery of Volatile Organic
Compounds in Water

Dehydrogenation Process and      United States    4,172,854                October 30, 1996
Cataylst

Isobutene Removal from C4        Untied States    4,313,016                October 23, 2000
Streams

Modified Zinc Ferrite            United States    4,332,972                June 1, 1999
Oxidative Dehydrogenation
Catalysts in Oxidative
Dehydrogenation

Olefin Conversion Process        United States    4,436,949                September 21, 2002

Process for Oligomerization      United States    4,436,211                June 31, 2001
of C2 to C10 Normal Olefins

Isobutene Removal from C4        Untied States    4,469,911                September 4, 2001
Streams

Acetylene Removal Process        United States    4,513,159                April 23, 2002

Process for the Production of    United States    4,540,839                March 26, 2004
Polymer Gasoline


* Production of Isobutene        United States    4,570,026                August 12, 2003
from Methyl Tertiary Butyl
Ether

Acetylene Removal Process        United States    4,644,088                February 17, 2004

Acetylene Removal Process        United States    4,658,080                April 14, 2004

Catalytic Oxidative              United States    4,658,074                April 14, 2004
Dehydrogenation Process

Oxidative Dehydrogenation        United States    4,973,793                June 8, 2009
of Amylenes

Alkene Isomerization Process     United States    5,043,523                August 27, 2008
and Catalyst

                                 Belgium          890,559                  September 30, 2001
                                                  (3845/ASL/CD)

                                 Canada           1,169,889 (T5962-12)     June 26, 2001

                                 France           p8118317                 September 29, 2001
                                                  (3845/AWM)

                                 Germany          P3140154.6               September 10, 2001

                                 Italy            1,143,249 (7436)         October 20, 2001

                                 UK               2,085,914B (563A97)      September 15, 2001

                                 Germany          P3153739.1               October 10, 2001

                                 Belgium          809,825 (3689)           October 22, 2001

                                 Canada           1,161,066 (T5962-11)     January 24, 2001

                                 France           8,114,160                June 21, 2001
                                                  (CA/ASL/AC)

                                 Germany          3,140,153                September 10, 2001
                                                  (P3140153.8)

                                 Italy            1,143,217 (7210)         August 3, 2001

                                 Japan            1,718,711                August 4, 2001
                                                  (122342/81)

                                 UK               2,086,415B (540A39)      June 12, 2003

                                 Canada           1,215,963 (T5962-4)      December 30, 2003


                                 France           8,317,751 (5186)         November 3, 2003

                                 Italy            1,170,559 (9282)         Nobember 2, 2003

                                 Japan            1,787,371                November 11, 2003
                                                  (212287/83)

                                 UK               2,129,701B               September 30, 2003
                                                  (698A522)

                                 Germany          P3340958.7               November 12, 2003

                                 Netherlands      8,383,824                November 6, 2003

                                 Argentina        247,193 (317,031)        November 30, 2009

                                 South Africa     904,116                  May 29, 2010

                                 Taiwan           NI-51977 (79106233)      November 10, 2006

                                 Romania          108,342 (145301)         July 11, 2005

                                 Mexico           172,648 (21006)          June 4, 2010

                                 China            29,013 (90-104198)       June 8, 2005

                                 Russia           4830124/04               June 7, 2005

                                 India            496/DEL/90               May 23, 2004

- --------------
* This patent is currently owned by Petro-Tex Chemical Corporation and will be assigned to Texas Petrochemical Corporation within a reasonably time after the Execution Date.

                                   SCHEDULE II

                                   TRADEMARKS

Description              Country         Registration No.      Issued

"Skip"                   United States   1,803,456             November 9, 1993
PetroTex                 France          1,190,022             June 21, 1984
PetroTex & Map           Brazil          609,203,703           June 21, 1984
PetroTex and Mark        Brazil          692,037,082           June 21, 1984

                                  SCHEDULE III

                      LOCATIONS OF EQUIPMENT AND INVENTORY


8600 Park Place Boulevard
Houston, Texas 77017

4604 Baker Road
Baytown, Texas 77521

IMTT Bayonne
Foot of East 22nd Street
P.O. Box 67
Bayonne, New Jersey 07002

                                   SCHEDULE IV

         INVENTORY AND EQUIPMENT NOT IN POSSESSION AND CONTROL OF DEBTOR

Turbine rotators located at Elliot Support Service, 2001 West Sam Houston Parkway North, Houston, Texas 77210.

17,000 pounds of diisobutylene stored at 3639 Willowbend, Houston, Texas.

Westinghouse gas compressor stored at Powerserve International, Inc., 16530 Peninsula, Houston Texas 77015.